Exhibit 99.1

FNBH Bancorp, Inc. of Howell, Michigan

Announces Plan to Conduct Rights Offering to Existing Shareholders

HOWELL, Michigan – Dec. 30, 2013 – FNBH Bancorp, Inc. of Howell, Michigan (the "Company"), holding company for First National Bank in Howell, announced today that it intends to conduct a rights offering to existing shareholders of up to $1.6 million. The proposed rights offering would be made through the distribution of nontransferable subscription rights to all eligible shareholders as of January 8, 2014, the record date established for the rights offering. The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") to register up to 2.3 million shares of common stock underlying the rights. The Company intends to distribute the rights, and commence the offering, promptly after its registration statement is declared effective by the SEC.

Under the terms of the proposed rights offering, eligible shareholders will receive, at no charge, one right for each share of common stock held as of the record date. Each right will entitle the holder to purchase up to six shares of the Company's common stock for every one share of common stock owned by the holder as of the record date, which is referred to as the "basic subscription privilege." The exercise price of the rights will be $0.70 per share of common stock, which is the same price, on an as-converted basis, at which shares of the Company’s Series B preferred stock were sold in the private placement transaction the Company closed earlier in December 2013. As a condition to participating in that private placement, each investor in the private placement agreed not to participate in the rights offering.

The proposed rights offering will also include an oversubscription privilege, which will entitle a shareholder who exercises its entire basic subscription privilege the right to purchase additional shares of common stock that are not purchased by other shareholders through the exercise of their basic subscription privileges, subject to the availability and pro rata allocation of shares among persons exercising this oversubscription privilege, and other limitations described in the registration statement.

The proceeds from the rights offering are expected to be contributed to the Company's subsidiary bank and/or held by the Company for working capital and/or future contribution to the bank.

The Company has filed the registration statement relating to the securities with the SEC but it has not yet become effective. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

The rights offering will be made only by means of a prospectus, copies of which will be mailed to all eligible record date shareholders.

About FNBH Bancorp, Inc.

FNBH Bancorp, Inc. (OTCBB: FNHM) is a one bank holding company headquartered in Howell, Michigan, with total assets of approximately $302 million. Its subsidiary bank, First National Bank in Howell, was founded in 1934 and currently operates 8 branch offices in Howell, Brighton, Green Oak Township, Hartland, and Fowlerville, all of which are located in Livingston County, Michigan. The bank provides a full range of community banking services to businesses and individuals. For more information, please visit fnbsite.com.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to the Company's management as of the date of this announcement and do not purport to speak as of any other date. Forward-looking statements include descriptions of the Company’s plans to conduct the rights offering, the timing and terms of such rights offering, and the potential use of proceeds from any such rights offering. Such statements reflect the view of the Company's management as of this date with respect to future events and are not guarantees of future events or performance, involve assumptions and are subject to substantial risks and uncertainties, such as the actions and decisions of regulatory authorities, investors, and other third parties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include events that may occur that could cause the Company to change the terms of the rights offering, delay the rights offering, or cancel the rights offering. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this announcement or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.